Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Mariano Soria, the Chief Executive Officer of Turbo Energy, S.A. (the “Company”), DOES HEREBY CERTIFY that:

1. The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement on the 25th day of April 2025.

/s/ Mariano Soria
Mariano Soria
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Turbo Energy, S.A. and will be retained by Turbo Energy, S.A. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.